Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement on Form S-1 of our report dated February 11, 2005, relating to the consolidated financial statements of Tejas Incorporated as of and for the year ended December 31, 2004, and to the reference to our firm under the caption “Experts” in the prospectus.
/s/ Helin, Donovan, Trubee & Wilkinson, LLP
Austin, Texas
October 17, 2005